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                                                        Exhibit Number (10)(vi)
                                                        To 6/30/98 Form 10-Q



                             AMENDMENT NUMBER SIX
                                      TO
                                NORTHERN TRUST
                         EMPLOYEE STOCK OWNERSHIP PLAN


WHEREAS, The Northern Trust Company (the "Company") maintains the Northern Trust Employee Stock Ownership Plan, as amended and restated effective January 1, 1989 (the "Plan");

WHEREAS, amendment of the Plan is deemed desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Company under Section 13.1 of the Plan, and pursuant to the authority delegated to the undersigned officer by resolutions of the Board of Directors dated May 19, 1998, the Plan is hereby amended in the following particulars, effective August 1, 1998, or as otherwise specified:

1. The proviso in the second sentence of Section 7.1 is amended to read as follows:

"provided, however, that each participant who is on an authorized leave of absence, whose employment terminates by reason of death or early or normal retirement under the terms of the Pension Plan, who becomes entitled to a disability distribution under section 9.3, or whose employment terminates in circumstances under which he or she is a Severance Eligible Participant, shall be entitled to share in the allocation of Employer Contributions which have not been used to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), for any Anniversary Date occurring with respect to the Plan Year in which the leave of absence begins or employment terminates."

2.   Section 7.6(c) is amended to read as follows:

"In the event a Participant dies or becomes entitled to a disability distribution under section 9.3, the Participant shall be 100 percent vested in the adjusted balance of his or her Company Stock and Other Investment Accounts if such Participant is an Employee on the date he or she dies or becomes entitled to such distribution."

3.   Section 9.3 is amended in its entirety to read as follows:

"9.3  Payments on Disability

In the case of a Member who is absent from employment by reason of disability, the Committee shall direct the Trustee to make payment of the adjusted balances of the Member's Accounts upon the earliest to occur of the following:
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(a)  The absence continues without interruption for a period of 12 months;

(b) The Member is entitled to receive a benefit payable prior to death (a "living benefit") under the terms of the Company's Non-Contributory Life Insurance Plan (or would be entitled to a living benefit, as determined by the Committee, if the Member participated in such Life Insurance Plan); or

(c) The Member has a Permanent Disability, provided that some portion of the Member's Account is attributable to participation in the Plan on or before August 1, 1998.

Such distribution shall be made as of the Valuation Date coinciding with or immediately preceding the date a distribution is made to the Member. A Member who receives a distribution under this section shall be entitled to share in the allocation of Employer Contributions which have not been used to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), and Forfeitures for the Anniversary Date occurring with respect to any Plan Year in which the Member continued to receive Compensation, including the Plan Year in which such Member's employment terminates."

4. The first sentence of Section 9.4 is amended by replacing the words "Permanent Disability" with "disability which entitles the Member to a distribution under section 9.3,"

5. Effective July 1, 1998, Schedule A is amended to add "Northern Trust Bank of Colorado ("NTBC") Acquired: 5/15/98" to the Affiliate Name Column and "Later of 5/15/98 or DOH" to the ESOP Earliest Vesting Date Column.


IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by the undersigned officer this 22nd day of July, 1998.


-----------------------------------
Martin J. Joyce, Jr.
Senior Vice President